EXHIBIT 23(a)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-51589, 333-51591, 333-00141, 333-09448, and 333-65789 of Dollar General
Corporation Form S-8 and Registration Statement No. 333-50451 of Dollar General Corporation on Form S-3 of our report dated February 23, 1999, appearing in the Annual Report on Form 10-fK of Dollar General Corporation for the year ended January 29, 1999.


/s/ Deloitte & Touche LLP
-------------------------
Nashville, Tennessee
April 23, 1999

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Exhibit 23(b)

Consent of Independent Accountants

We consent to the incorporation by reference in the registration statement of Dollar General Corporation and Subsidiaries on Form S-8 (Nos. 33-23796, 33-31827, 33-51589 and 33-5159) of our report dated March 5, 1997 on our audit of the consolidated financial statements of Dollar General Corporation and Subsidiaries as of January 31, 1997 and for the year then ended, which report is included in the Annual Report on Form 10-K.




/s/  PricewaterhouseCoopers, LLP
     ---------------------------
     PricewaterhouseCoopers, LLP

Louisville, Kentucky
April 23, 1999